EXHIBIT 99.1

AUGUST 26, 2008

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, PEAK6 LLC, PEAK6 Investments, L.P., PEAK6 Capital Management LLC, Matthew N. Hulsizer and Jennifer Just, each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto).  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

PEAK6 LLC

By:  /s/ Matthew N. Hulsizer
       Matthew N. Hulsizer
       Managing Member

PEAK6 INVESTMENTS, L.P.

By: PEAK6 LLC, its general partner

By:  /s/ Matthew N. Hulsizer
       Matthew N. Hulsizer
       Managing Member

PEAK6 CAPITAL MANAGEMENT LLC

By: PEAK6 INVESTMENTS, L.P., its managing member
By: PEAK6 LLC, its general partner

By:  /s/ Matthew N. Hulsizer
       Matthew N. Hulsizer
       Managing Member

/s/  Matthew N. Hulsizer
       Matthew N. Hulsizer

/s/  Jennifer Just
       Jennifer Just